Exhibit 99.1
NEWS RELEASE
Contact: Rich Cockrell Vice President, Investor Relations 770/767/4500
MATRIA HEALTHCARE REPORTS THIRD QUARTER RESULTS
Earnings from Continuing Operations Increase 30%
Revenues and Earnings in Line with Guidance
     Marietta, GA, October 25, 2007 — Matria Healthcare, Inc. (NASDAQ:MATR) today announced its financial results for the third quarter and nine months ended September 30, 2007. For all periods presented in this press release, Matria’s continuing operations include the Company’s disease management, wellness, productivity enhancement, maternity management, and informatics operations.
     Revenues for the third quarter of 2007 increased 6% to $89.6 million, compared to $84.2 million reported during the third quarter of 2006. Earnings from continuing operations for the third quarter of 2007 increased 30% to $5.9 million, or $0.27 per diluted share, compared to $4.5 million, or $0.21 per diluted share, in the third quarter of 2006. Excluding share-based compensation expense, earnings from continuing operations for the third quarter of 2007 increased 42% to $8.2 million, or $0.38 per diluted share, compared to $5.8 million, or $0.27 per diluted share, reported in the third quarter of 2006.
     Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding share-based compensation, increased 18% to $24.6 million for the third quarter of 2007, compared to $20.9 million reported in the third quarter of 2006.

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Matria Healthcare Reports Third Quarter Results
October 25, 2007

     Disease management and wellness revenues for the third quarter of 2007 increased 13% to $63.8 million, compared to $56.4 million reported in the third quarter of 2006. Maternity management revenues for the third quarter of 2007 were $25.8 million, compared to $27.7 million reported in the third quarter of 2006. The maternity management revenues reflect reductions from the combined effects of Zofran becoming generic and softness in the market for certain clinical services for preterm labor that was confined to three metropolitan areas. These reductions were partially offset by growth in MaternaLink®, Matria’s early risk screening and maternity case management offering.
     Revenues for the nine months ended September 30, 2007, increased 6% to $263.7 million, compared to $247.7 million reported during the same period of 2006. Earnings from continuing operations for the nine months ended September 30, 2007, increased 23% to $15.8 million, or $0.72 per diluted share, compared to $12.8 million, or $0.59 per diluted share, reported in the same period of 2006. Excluding share-based compensation, earnings from continuing operations for the nine months ended September 30, 2007, increased 35% to $22.0 million, or $1.00 per diluted share, compared to $16.3 million, or $0.75 per diluted share, in the same period of 2006.
     EBITDA, excluding share-based compensation, increased 12% to $67.3 million for the nine months ended September 30, 2007, compared to $60.1 million reported in the nine months ended September 30, 2006.
     Disease management and wellness revenues for the nine months ended September 30, 2007, increased 11% to $185.3 million, compared to $167.6 million reported in the same period of 2006. Maternity management revenues for the nine months ended September 30, 2007, were $78.4 million, compared to $80.1 million reported in the same period of 2006.
     Parker H. “Pete” Petit, Chairman and CEO, stated, “This is the seventh consecutive quarter that we have produced strong and stable gross profit margins, operating profit margins, EBITDA margins and cash flows. Our margins clearly indicate that we have

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Matria Healthcare Reports Third Quarter Results
October 25, 2007

successfully integrated our three acquisitions and are running operations that are very profitable. In addition, we continue to make improvements in our processes and technology to further increase our clinical and operating efficiencies. However, our major focus is on improving revenue growth in both our Health Enhancement and Women’s and Children’s Health operations.”
     Petit continued, “Health Enhancement is passing through a transition period where our direct-to-employer sales are being supplemented through numerous new sales channels and the demand from regional health plans continues to increase. Our Women’s and Children’s Health business has expanded its revenue growth strategy through its Total Maternal-Newborn Solution (TMNS) product that integrates the management of pregnancies with both the physician and the payor.”
     “As we mentioned in our last quarter earnings call and press release, achieving the high end of our fourth quarter range was dependent upon receiving a large health plan award early enough to impact the fourth quarter. While our health plan opportunities are still very viable and we are adding to them, we will not be implementing any of these opportunities early enough to put us in the high end of the range previously given,” concluded Petit.
     Jeff Hinton, the Company’s Chief Financial Officer, noted, “Cash flows from continuing operations totaled $15 million in the third quarter, more than two and one half times the amount of earnings from continuing operations for the quarter. Our strong cash flows from operations allowed the Company to reduce its indebtedness by $16 million during the third quarter.”

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Matria Healthcare Reports Third Quarter Results
October 25, 2007

FOURTH QUARTER AND FULL-YEAR GUIDANCE
     The Company expects its revenues for the fourth quarter of 2007 to be between $91.5 million and $93.0 million. Fourth quarter earnings per share are expected to be in the range of $0.30 to $0.34. The range excluding share-based compensation is expected to be $0.42 to $0.44. The Company expects its full year 2007 revenues to be $355 million to $357 million, full year 2007 earnings per share to be between $1.01 and $1.05, and full year 2007 EBITDA, excluding share-based compensation, to be in the range of $94 million to $95 million. Excluding share-based compensation, the Company expects its full year 2007 earnings per share to be between $1.42 and $1.44.
     Including the Company’s most recent announcement of business awards on October 17, 2007, Matria’s current 2008 revenue backlog totals more than $17 million. In addition, the volume of regional health plan business in the Company’s current sales pipeline is at unprecedented levels. The 2008 revenue backlog represents the annualized expected revenues of the new and expanded awards of business previously announced by the Company that are expected to begin producing revenues in 2008 and does not include any contribution from unawarded pipeline.
     A listen-only simulcast and replay of Matria Healthcare’s third quarter conference call will be available online at the Company’s website at www.matria.com or at www.fulldisclosure.com on October 25, 2007, beginning at 9:00 a.m. Eastern time.
ABOUT MATRIA HEALTHCARE
     Matria Healthcare is a leading provider of integrated comprehensive health enhancement programs to health plans, employers and government agencies. Matria is dedicated to developing better educated, motivated and self-enabled healthcare consumers and supporting clinicians in managing the care of their patients. The Company manages major chronic diseases and episodic conditions including diabetes, congestive heart failure,

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Matria Healthcare Reports Third Quarter Results
October 25, 2007

coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, musculoskeletal and chronic pain, depression, obesity, and other conditions. Matria delivers programs that address wellness, healthy living, productivity improvement and navigation of the healthcare system, and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria operates through nearly 50 offices around the United States. More information about Matria can be found online at www.matria.com.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements. Such statements include but are not limited to the Company’s financial expectations for the fourth quarter of 2007 and full fiscal year 2007, the profitability of the Company’s operations, the prospect of further increases in clinical and operating efficiencies, the prospects for revenue growth, the opportunities for the Health Enhancement Division represented by new sales channels and increased demand from regional health plans, the growth prospects from TMNS, the viability of the Company’s health plan opportunities, the ability of the Company to convert awards of business into implemented contracts, the timing of contract implementation and the revenues to be derived from implemented awards. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s inability to achieve its financial expectations, failure to realize anticipated revenues from the sales pipeline, new sales channels, regional health plans, TMNS or the investment in Secured Independence, failure to achieve anticipated clinical and operating efficiencies, delays or problems in implementation of new disease management and wellness contracts, failure to convert awards of disease management business into implemented contracts or lower than expected revenues therefrom, delays or problems in contract implementation, decreased employer and health plan interest in or demand for the Company’s wellness and disease management programs, failure of existing accounts to expand their use of the Company’s programs and

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Matria Healthcare Reports Third Quarter Results
October 25, 2007

services, decisions of existing accounts to reduce the number of services provided or the population to which the services will be provided, the Company’s inability to expand its distribution channels or to generate revenues through existing or new channels, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business and the risk factors detailed from time to time in Matria’s periodic report and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2006. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

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Matria Healthcare Reports Third Quarter Results
October 25, 2007

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues	$89,604	$84,186	$263,748	$247,719

Cost of revenues	26,850	27,243	80,062	80,104
Selling and administrative expenses	43,506	40,027	131,551	118,845
Provision for doubtful accounts	1,464	1,021	3,866	2,785
Amortization of intangible assets	1,786	1,786	5,358	5,358

Operating earnings from continuing operations	15,998	14,109	42,911	40,627
Interest expense, net	(5,926)	(6,702)	(16,679)	(19,534)
Other income, net	4	310	331	879

Earnings from continuing operations before income taxes	10,076	7,717	26,563	21,972
Income tax expense	(4,182)	(3,185)	(10,793)	(9,190)

Earnings from continuing operations	5,894	4,532	15,770	12,782
Discontinued Operations:
Earnings (loss) from discontinued operations, net of tax	13	1,261	(147)	5,159
Gain on disposal of discontinued operations, net of tax	971	24,244	971	24,244

Earnings from discontinued operations	984	25,505	824	29,403

Net earnings	$6,878	$30,037	$16,594	$42,185

Net earnings per common share:
Basic
Continuing Operations	$0.28	$0.22	$0.74	$0.61
Discontinued Operations	0.04	1.21	0.04	1.40

	$0.32	$1.43	$0.78	$2.01

Diluted
Continuing Operations	$0.27	$0.21	$0.72	$0.59
Discontinued Operations	0.04	1.18	0.04	1.36

	$0.31	$1.39	$0.76	$1.95

Weighted average shares outstanding:
Basic	21,378	21,041	21,344	20,957

Diluted	21,976	21,554	21,922	21,644

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Matria Healthcare Reports Third Quarter Results
October 25, 2007

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Balance Sheets
(Amounts in thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$11,262	$19,839
Restricted cash	—	1,372
Trade accounts receivable, net	53,231	52,985
Prepaid expenses and other current assets	11,613	14,234
Deferred income taxes	18,839	8,087

Total current assets	94,945	96,517

Property and equipment, net	40,348	38,950
Goodwill, net	495,459	500,830
Other intangibles, net	50,533	55,891
Deferred income taxes	—	5,564
Other assets	10,976	13,621

	$692,261	$711,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt and obligations under capital leases	$29,494	$4,197
Accounts payable, principally trade	8,199	13,846
Unearned revenues	11,068	13,493
Other accrued liabilities	16,551	76,884

Total current liabilities	65,312	108,420

Long-term debt and obligations under capital leases, excluding current installments	266,260	275,938
Deferred tax liability	8,896	—
Other long-term liabilities	6,611	8,039

Total liabilities	347,079	392,397

Shareholders’ equity	345,182	318,976

	$692,261	$711,373

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Matria Healthcare Reports Third Quarter Results
October 25, 2007

Matria Healthcare, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Reconciliation of Earnings from Continuing Operations As Reported to Earnings from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations as reported	$5,894	$4,532	$15,770	$12,782
Add share-based compensation, net of tax	2,349	1,253	6,241	3,548

Earnings from continuing operations excluding share-based compensation	$8,243	$5,785	$22,011	$16,330

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations	$5,894	$4,532	$15,770	$12,782
Interest expense, net	5,926	6,702	16,679	19,534
Income tax expense	4,182	3,185	10,793	9,190
Depreciation and amortization	5,019	4,615	14,586	13,501

EBITDA	21,021	19,034	57,828	55,007
Share-based compensation	3,607	1,883	9,471	5,131

EBITDA excluding share-based compensation	$24,628	$20,917	$67,299	$60,138

Reconciliation of Diluted Earnings Per Share from Continuing Operations As Reported to Diluted Earnings Per Share from Continuing Operations Excluding Share-Based Compensation
Diluted earnings per common share as reported	$0.27	$0.21	$0.72	$0.59
Add share-based compensation, net of tax	0.11	0.06	0.28	0.16

Diluted earnings per common share excluding share-based compensation	$0.38	$0.27	$1.00	$0.75

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Matria Healthcare Reports Third Quarter Results
October 25, 2007

Matria Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures for 2007 Guidance
(Amounts in millions, except per share data)

	Q4 07		FY 07
	Low	High	Low	High
Reconciliation of Diluted Earnings Per Share from Continuing Operations As Reported to Diluted Earnings Per Share from Continuing Operations Excluding Share-Based Compensation
Diluted earnings per common share as reported	$0.30	$0.34	$1.01	$1.05
Add share-based compensation, net of tax	0.12	0.10	0.41	0.39

Diluted earnings per common share excluding share-based compensation	$0.42	$0.44	$1.42	$1.44

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Before Share-Based Compensation*
Earnings from continuing operations	$6	$7	$22	$23
Income tax expense	5	5	16	17
Interest expense, net	6	6	22	22
Depreciation and amortization	5	5	20	20

EBITDA	22	24	80	82
Share-based compensation	4	3	14	13

EBITDA before share-based compensation	$26	$27	$94	$95

*	Tables may not foot due to rounding.

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